UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021 (June 3, 2021)

1847 GOEDEKER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3817 Millstone Parkway, St. Charles, MO	63301
(Address of principal executive offices)	(Zip Code)

888-768-1710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GOED	NYSE American LLC
Warrants to Purchase Common Stock	GOED WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2021, 1847 Goedeker Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with Northpoint Commercial Finance LLC (the “Lender”), pursuant to which the Lender may from time to time advance funds (each, a “Loan”) for the acquisition, financing and/or refinancing by the Company of inventory purchased from Samsung Electronics America, Inc. and/or affiliates (the “Inventory”) and for such other purposes as are acceptable to Lender. The Loan Agreement provides that the Lender may establish a credit limit and may adjust such credit limit from time to time; provided that such credit limit does not constitute a commitment or committed line of credit from Lender. As of the date of this report, such credit limit is $1,000,000.

The applicable per annum interest rates for a Loan, including any default rates, will be determined at the time of the Loan. If the Company timely objects to the terms of any Loan pursuant to the terms of Loan Agreement and such objection is not resolved within three (3) business days, the applicable interest rates for that Loan shall be in accordance with the most recent terms for similar Inventory to which the Company has not objected; provided, however, if there are no prior terms, until resolution, interest shall accrue at the benchmark rate plus twelve percent (12%) per annum. The “benchmark rate” means (i) before January 1, 2022, LIBOR and (ii) on and after January 1, 2022 (for all then currently outstanding loans and all future loans), LIBOR Replacement. “LIBOR” means a variable rate adjusted monthly that for any calendar month is equal to the greater of (i) the highest interest rate published on the website http://research.stlouisfed.org/fred2/series/USD1MTD156N# during the calendar month prior to such calendar month as the one-month London Interbank Offered Rate for United States dollar deposits and (ii) the minimum LIBOR set forth in the applicable Loan. “LIBOR Replacement” means a variable rate adjusted monthly that for any calendar month is equal to the greater of (i) the highest of a replacement rate comparable to LIBOR during the calendar month prior to such calendar month that is equal to the sum of (1) a commercially reasonable benchmark rate based on the Secured Overnight Financing Rate (SOFR) published by the Federal Reserve Bank of New York (or a simple or compounded average thereof) plus (2) any commercially reasonable spread adjustment or method for calculating or determining a spread adjustment reasonably necessary for the replacement rate to be comparable to LIBOR and (ii) the minimum LIBOR Replacement rate set forth in the applicable Loan.

The Loan Agreement contains customary events of default, including, among others, if: (i) any of the Company’s obligations to the Lender and/or any affiliate of the Lender under the Loan Agreement or any other agreement are not paid or performed as required; (ii) there occurs a default by any affiliate of the Company under any agreement with the Lender and/or any affiliate of the Lender; (iii) there occurs a default by the Company under any agreement with another lender or under any material agreement to which the Company is a party; (iv) any sale or other disposition of the Inventory is made by the Company other than in compliance with the Loan Agreement; (v) the Company breaches any representation, warranty or covenant contained in the Loan Agreement or in any other instrument or agreement delivered by the Company to the Lender or any affiliate of the Lender in connection with the Loan Agreement or any other transaction; (vi) the Company ceases to do business as a going concern or there occurs a material change in the ownership or management of the Company’s business; (vii) any of the Inventory is lost, damaged or destroyed and the Company fails to pay to Lender within five (5) days thereafter the unpaid Invoice Cost (as defined in the Loan Agreement) of such Inventory; (viii) the Company becomes insolvent or bankrupt, makes an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver, a trustee or a receiver is appointed for the Company or for a substantial part of its property without its consent, or bankruptcy, reorganization or insolvency proceedings are instituted by or against the Company; (ix) all or any part of the Inventory is attached, levied or seized upon in any proceeding and such process is not discharged within ten (10) days; or (x) the Lender believes that the prospect of payment or performance of the Company’s and/or its affiliates obligations to the Lender and/or its affiliates is impaired, whether by reason of a material adverse change in the business prospects or financial condition of the Company or otherwise, or, in good faith, believes that the collateral is insufficient security for the Company’s obligations to the Lender.

The Loans are secured by a security interest in all of the Company’s inventory (i) that is manufactured, distributed, or sold by Samsung Electronics America, Inc. and/or its affiliates and/or (ii) that bears any trade names, trademarks, or logos of Samsung Electronics America, Inc. and/or its affiliates; all returns, repossessions, exchanges, substitutions, replacements, attachments, parts, accessories and accessions of any of the foregoing; all price protection payments, discounts, rebates, credits, factory holdbacks and incentive payments related to any of the foregoing; supporting obligations to any of the foregoing; and products and proceeds in whatever form of any of the foregoing.

The Loan Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for loans of this type.

The foregoing summary of the terms and conditions of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2021, the Company entered into an amendment to the employment offer letter for Mr. Douglas T. Moore, the Company’s Chief Financial Officer (the “Amendment”). Pursuant to the Amendment, Mr. Moore’s base salary was increased to $650,000. The Amendment also clarified that Mr. Moore’s annual bonus target will be based on annual EBITDA targets. In addition, on June 3, 2021, the Compensation Committee of the Board of Directors approved a special bonus for Mr. Moore in the amount of $150,000 in recognition of Mr. Moore’s efforts in completing the Company’s recent public offering and acquisition of Appliances Connection.

On June 3, 2021, the Compensation Committee of the Board of Directors also approved the grants of restricted stock under the Company’s 2020 Equity Incentive Plan to several executive officers, including to Mr. Moore and to Messrs. Robert D. Barry, the Company’s Chief Financial Officer, and Thomas S. Harcum, the Company’s Chief Marketing and Technology Officer. Mr. Moore was granted 29,297 shares, Mr. Barry was granted 9,766 shares and Mr. Harcum was granted 3,906 shares, which were valued at $75,000, $25,000 and $10,000, respectively, based on the closing price of the Company’s common stock of $2.56 on June 3, 2021. All shares of restricted stock vested immediately upon grant.

The foregoing summary of the terms and conditions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Loan and Security Agreement, dated June 3, 2021, between 1847 Goedeker Inc. and Northpoint Commercial Finance LLC
10.2	Employment Letter Agreement, dated August 15, 2019, between 1847 Goedeker Inc. and Douglas T. Moore (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.3	Amendment to Employment Letter Agreement, dated April 21, 2020, between 1847 Goedeker Inc. and Douglas T. Moore (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.4	Amendment to Employment Letter Agreement, dated June 3, 2021, between 1847 Goedeker Inc. and Douglas T. Moore

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2021	1847 GOEDEKER INC.

/s/ Douglas T. Moore
	Name:	Douglas T. Moore
	Title:	Chief Executive Officer

3